Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink   847-607-2012

Conference call to be held February 6, 2008 at 4:00 p.m. Central time – Dial 866-814-1912 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 5th by dialing 888-266-2081, access code 1182011.  To hear a live simulcast of the call over the internet on www.ccbn.com, or to access an audio archive of the call, go to the Investor Relations page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FOURTH QUARTER AND FULL YEAR 2007

Lake Forest, Illinois, February 6, 2008—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter and the full year 2007.

FOURTH QUARTER RESULTS

Revenues for the quarter ended December 31, 2007 were $251.6 million, up 20.5% from $208.7 million in the same quarter last year.  Acquisitions less than 12 months old contributed approximately $17.9 million to the growth in revenues for the quarter. Gross profit was $112.4 million, up 20.8% from $93.0 million in the same quarter last year. Gross profit as a percent of revenues was 44.7% versus 44.6% in the fourth quarter of 2006.

After the effect of the charges described in the reconciliation table below, generally accepted accounting principles (“GAAP”) net income for the fourth quarter of 2007 was $24.1 million or $0.27 per diluted share compared with GAAP net income of $29.0 million or $0.32 per diluted share for the same quarter last year.   The impact of the charges described in the reconciliation table was to reduce net income by $9.8 million or $0.11 per diluted share.  The adjusted non-GAAP net income for the fourth quarter of 2007 was $33.9 million or $0.38 per diluted share compared with non-GAAP net income of $28.4 million or $0.31 per diluted share for the fourth quarter of 2006.

During the second quarter of 2007 we completed a 2-for-1 stock split.  All historical per share numbers have been adjusted for the split.

STERICYCLE, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP INFORMATION TO NON-GAAP INFORMATION

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

Three Months Ended December 31,		Year Ended December 31,
2007	2006	2007	2006

GAAP net income	$24,098		$29,045	$118,378		$105,270

Excluded charges, net of tax:
Australia arbitration award	8,607		--	8,607		--
Other (see notes (1) and (2) below)	1,219	(1)	(625)	656	(2)	168

Non-GAAP net income	$33,924		$28,420	$127,641		$105,438

GAAP earnings per share- diluted	$0.27		$0.32	$1.32		$1.16
Non-GAAP earnings per share- diluted	$0.38		$0.31	$1.42		$1.16

(1)

The other charges listed above in the fourth quarter of 2007 consist of  the following items detailed on the attached Consolidated Statements of Income; (i)  we divested the over the counter products portion of our Scherer Labs assets which resulted in a gain; (ii)  we wrote down the White Rose Environmental trade name as a result of the name change of our subsidiary in the United Kingdom; and (iii)  we wrote down our investment in Medam, B.A., an Argentina joint venture.  The write down of our investment in Argentina was a result of the legal restructuring of the business operations.  The above items were partially offset by the receipt of proceeds from one of our insurance carriers for coverage related to the 3CI class action litigation settlement.

(2)

The other charges listed above for the entire year of 2007 consist of the items discussed in (1) above and the following additional items: (i) we recorded a gain on the divestiture of selected assets of Sterile Technologies, Ltd., one of our subsidiaries in the United Kingdom; (ii) we wrote down the permit intangible for a treatment facility in the United Kingdom that was no longer being used; and (iii) we also wrote down equipment that had been permanently idled.  In addition, we received proceeds from another one of our insurance carriers for coverage related to the 3CI class action litigation settlement.

FULL YEAR RESULTS

For the full year ended December 31, 2007, revenues increased to $932.8 million, up 18.1% from $789.6 million in 2006.  Gross profit was $417.9 million, up 19.5% from $349.9 million in 2006.  Gross profit as a percent of revenues was 44.8% versus 44.3% last year.

GAAP net income for the year was $118.4 million or $1.32 per diluted share compared with GAAP net income of $105.3 million or $1.16 per diluted share.

Non-GAAP net income for the year was $127.6 million, or $1.42 per diluted share compared to non-GAAP net income for 2006 of $105.4 million or $1.16 per diluted share. Non-GAAP net income and earnings per diluted share for 2007 and 2006 exclude the same items described in the table above.

Cash flow from operations was $174.0 million for 2007.  Cash flow and increased loan balances were used to strengthen our business and funded $114.8 million in acquisitions and international investments, $103.7 million in stock repurchases and $48.4 million in capital spending.

USE OF NON-GAAP FINANCIAL MEASURES

Stericycle’s management believes that non-GAAP measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core business operating results. Stericycle believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Stericycle’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance. We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP information excludes items such as special charges, which may have a material effect on our net income and net income per share calculated in accordance with GAAP. We exclude these charges and the related tax benefit from the charges when analyzing our financial results as the items are distinguishable events and have no impact to our ongoing results of operations. We believe that by viewing our results of operations excluding these charges, investors are given an indication of the ongoing results of our operations.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	December 31,	December 31,
	2007	2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 17,108	$ 13,492
Short-term investments	1,256	2,548
Accounts receivable, less allowance for doubtful
accounts of $6,157 in 2007 and $5,411 in 2006	157,435	130,354
Deferred tax asset	13,510	16,072
Asset group held for sale	-	33,674
Other current assets	20,967	22,462
Total current assets	210,276	218,602
Property, plant and equipment, net	193,039	156,953
Other assets:
Goodwill	1,033,333	813,973
Intangible assets, less accumulated amortization of
$12,230 in 2007 and $11,454 in 2006	152,689	115,879
Other	18,822	22,499
Total other assets	1,204,844	952,351
Total assets	$ 1,608,159	$ 1,327,906

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 22,003	$ 22,681
Accounts payable	40,049	25,033
Accrued liabilities	75,571	75,434
Deferred revenue	12,095	11,662
Liability group held for sale	-	7,221
Total current liabilities	149,718	142,031
Long-term debt, net of current portion	613,781	443,115
Deferred income taxes	125,041	105,521
Other liabilities	5,544	12,158
Common shareholders' equity:
Common stock (par value $0.01 per share, 120,000,000
shares authorized, 87,410,653 issued and outstanding
in 2007, 88,503,930 issued and outstanding in 2006)	874	443
Additional paid in capital	197,462	252,568

Accumulated other comprehensive income	30,520	5,229
Retained earnings	485,219	366,841
Total shareholders' equity	714,075	625,081
Total liabilities and shareholders' equity	$ 1,608,159	$ 1,327,906

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended				Year Ended
	December 31,				December 31,
	(unaudited)				(unaudited)		(audited)
	2007		2006		2007		2006
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev

Revenues	$ 251,550	100.0%	$ 208,697	100.0%	$ 932,767	100.0%	$ 789,637	100.0%

Cost of revenues	139,196	55.3%	115,667	55.4%	514,846	55.2%	439,770	55.7%

Gross profit	112,354	44.7%	93,030	44.6%	417,921	44.8%	349,867	44.3%

Selling, general and
administrative expenses	48,369	19.2%	36,892	17.7%	173,080	18.6%	141,400	17.9%
Amortization	978	0.4%	493	0.2%	3,657	0.4%	2,966	0.4%

Total SG&A expense and amortization	49,347	19.6%	37,385	17.9%	176,737	18.9%	144,366	18.3%

Income from operations before
acquisition integration and other expenses	63,007	25.0%	55,645	26.7%	241,184	25.9%	205,501	26.0%

Gain on sale of assets	(201)	-0.1%	-	0.0%	(2,099)	-0.2%	-	0.0%
Impairment of intangible assets	2,041	0.8%	-	0.0%	2,269	0.2%	-	0.0%
Impairment of fixed assets	-	0.0%	-	0.0%	1,261	0.1%	300	0.0%
Arbitration award and related costs	13,904	5.5%	-	0.0%	13,904	1.5%	-	0.0%
Acquisition integration expenses	26	0.0%	1,625	0.8%	1,305	0.1%	3,439	0.4%

Income from operations	47,237	18.8%	54,020	25.9%	224,544	24.1%	201,762	25.6%

Other income (expense):
Interest Income	345	0.1%	361	0.2%	1,590	0.2%	1,358	0.2%
Interest expense	(9,125)	-3.6%	(7,450)	-3.6%	(33,965)	-3.6%	(28,419)	-3.6%
Write down of investment	(2,930)	-1.2%	-	0.0%	(2,930)	-0.3%	(1,000)	-0.1%
Insurance proceeds	2,800	1.1%	1,025	0.5%	3,300	0.4%	1,025	0.1%
Other expense, net	(269)	-0.1%	(342)	-0.2%	(1,299)	-0.1%	(2,152)	-0.3%

Total other income (expense)	(9,179)	-3.6%	(6,406)	-3.1%	(33,304)	-3.6%	(29,188)	-3.7%

Income before income taxes	38,058	15.1%	47,614	22.8%	191,240	20.5%	172,574	21.9%

Income tax expense	13,960	5.5%	18,569	8.9%	72,862	7.8%	67,304	8.5%

Net income	$ 24,098	9.6%	$ 29,045	13.9%	$ 118,378	12.7%	$ 105,270	13.3%

Earnings per share-diluted	$ 0.27		$ 0.32		$ 1.32		$ 1.16

Weighted average number of
common shares outstanding-diluted	89,801,677		90,665,780		89,933,242		90,529,998

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	For the year ended
	December 31,
	2007	2006
	(unaudited)	(audited)
Operating Activities:
Net income	$ 118,378	$ 105,270
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of assets	(2,099)	-
Impairment of fixed assets	1,261	300
Impairment of intangibles	2,275	-
Write down of investment	2,930	1,000
Stock compensation expense	10,714	10,610
Excess tax benefit of disqualifying dispositions of stock options
and exercise of non-qualified stock options	(8,054)	(8,427)
Depreciation	27,480	24,070
Amortization	3,657	2,966
Deferred income taxes	17,265	12,937
Changes in operating assets and liabilities, net of
effect of acquisitions
Accounts receivable	(11,400)	(14,742)
Other assets	2,551	3,794
Accounts payable	6,987	(6,003)
Accrued liabilities	1,566	28,107
Deferred revenue	537	280

Net cash provided by operating activities	174,048	160,162

Investing Activities:
Payments for acquisitions and international
investments, net of cash acquired	(114,781)	(164,015)
Proceeds from maturity/(purchases) of short-term investments	1,301	(1,828)
Proceeds from sale of assets	26,616	-
Proceeds from sale of property and equipment	-	832
Capital expenditures	(48,397)	(36,414)

Net cash used in investing activities	(135,261)	(201,425)

Financing Activities:
Proceeds from issuance of note payable	-	5,953
Repayment of long-term debt	(30,447)	(30,735)
Net borrowings on senior credit facility	77,686	96,464
Principal payments on capital lease obligations	(212)	(816)
Payment of deferred financing costs	(606)	(453)
Excess tax benefit of stock options exercised	8,054	8,427
Purchase/cancellation of treasury stock	(103,679)	(42,757)
Proceeds from other issuances of common stock	16,569	16,464

Net cash (used in) provided by financing activities	(32,635)	52,547
Effect of exchange rate changes on cash	(2,536)	(5,617)
Net decrease in cash and cash equivalents	3,616	5,667
Cash and cash equivalents at beginning of period	13,492	7,825

Cash and cash equivalents at end of period	$ 17,108	$ 13,492
Non-cash activities:
Net issuances of notes payable for certain acquisitions	$ 112,509	$ 30,157
Net issuances of common stock for certain acquisitions	$ 13,667	$ 750